UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 14, 2012

AIRGAS, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
_________________________________________
(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
______________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2012, the Board of Directors of Airgas, Inc. (the “Company”) adopted the Second Amended and Restated 2006 Equity Incentive Plan (the “Equity Plan”), subject to stockholder approval. On August 14, 2012, at the 2012 Annual Meeting of Stockholders, the stockholders of the Company approved the Equity Plan to: (1) change the maximum number of shares available for issuance under the Equity Plan from 5,800,000 to 9,800,000; (2) add a provision that 2.5 shares will be deducted from the shares available for issuance under the Equity Plan for each share subject to a restricted share or restricted share unit award, in lieu of, and in replacement for, the provision in Section 5.1 which limited to 1,000,000 the total number of shares under the plan that could be subject to such awards; (3) provide that shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights, and shares repurchased on the open market with the proceeds of an option exercise, may not again be made available for issuance under the Equity Plan; and (4) prohibit repricing of stock options and stock appreciation rights.

The purpose of the Equity Plan is to provide for the granting of stock options, stock appreciation rights, restricted stock and restricted stock units to directors, executives and a broad-based category of employees of the Company.

On August 14, 2012, each non-employee director received a grant of options to acquire 4,600 shares of the Company's common stock, at an exercise price of $82.74, the closing sale price of a share of the common stock on August 14, 2012, pursuant to the terms of the Equity Plan.

The description of the Equity Plan set forth above is qualified in its entirety by reference to the Equity Plan filed with this report as Exhibit 10.1.

Consistent with the leadership transition previously announced and reported on May 3, 2012, the Board of Directors unanimously elected Company founder Peter McCausland as Executive Chairman of the Board and Michael L. Molinini as President and CEO.

Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Airgas, Inc. (“Airgas” or the “Company”) was held on August 14, 2012, where the Company's stockholders voted on the following:

(1)	the election of four directors;

(2)	the approval of the Second Amended and Restated 2006 Equity Incentive Plan;

(3)	the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013;

(4)	an advisory vote to approve the Company's executive compensation; and

(5)	a stockholder proposal regarding the Company's classified Board of Directors.
The final voting results for each such item are set forth below.
Election of Directors. The following persons were elected as directors for terms expiring at the 2015

Annual Meeting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James W. Hovey	61,803,096	5,386,136	3,896,274
Michael L. Molinini	65,656,402	1,532,830	3,896,274
Paula A. Sneed	61,804,775	5,384,457	3,896,274
David M. Stout	61,639,094	5,550,138	3,896,274
Approval of the Second Amended and Restated 2006 Equity Incentive Plan. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,465,961	6,687,605	35,666	3,896,274

Ratification of the Appointment of Independent Registered Public Accounting Firm. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
69,434,798	1,608,500	42,208

Advisory Vote to Approve the Company's Executive Compensation. The following table summarizes the results of the advisory vote to approve the Company's executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,658,025	1,313,686	217,521	3,896,274

Stockholder proposal regarding our classified Board of Directors. The following table summarizes the results of a stockholder proposal regarding the classified Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,951,147	24,100,103	137,982	3,896,274

Item 9.01    Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits

10.1† - Airgas, Inc. Second Amended and Restated 2006 Equity Incentive Plan

†    Management contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2012
Airgas, Inc.
(Registrant)

/s/ ROBERT H. YOUNG, JR.
Robert H. Young, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Airgas, Inc. Second Amended and Restated 2006 Equity Incentive Plan